UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2026

CARLYLE CREDIT SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	814-01248	81-5320146
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Vanderbilt Avenue, Suite 3400 New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 813-4900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01 – Completion of Acquisition or Disposition of Assets.

On November 4, 2026, Carlyle Credit Solutions, Inc., a Maryland corporation (the “Company”), completed its previously reported reorganization (the “Reorganization”) from a Maryland corporation with and into New Carlyle Credit Solutions, a Delaware statutory trust (the “Successor Fund”), pursuant to that certain Agreement and Plan of Reorganization (the “Reorganization Agreement”), dated as of September 8, 2026, among the Company, the Successor Fund, and, for the limited purposes set forth therein, Carlyle Global Credit Investment Management L.L.C., a Delaware limited liability company. Pursuant to the Reorganization Agreement, the Company merged with and into the Successor Fund, with the Successor Fund continuing as the surviving entity, at which time the separate corporate existence of the Company ceased. In connection with the Reorganization, the Successor Fund changed its name to Carlyle Credit Solutions.

In accordance with the terms of the Reorganization Agreement, at the effective time of the Reorganization (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (“Common Stock”) of a particular class outstanding immediately prior to the Effective Time was converted into one common share of beneficial interest, par value $0.001 per share, of the Successor Fund of the same class, and each fractional share of Common Stock was converted into a corresponding fractional share of the Successor Fund of the same class. As a result of the Reorganization, the Successor Fund issued an aggregate of 95,669,817 common shares of beneficial interest to former stockholders of the Company.

The foregoing description of the Reorganization Agreement is a summary only and is qualified in its entirety by reference to the full text of the Reorganization Agreement, a copy of which was filed by the Company as Exhibit 2.1 to its Current Report on Form 8-K filed on September 9, 2026, which is incorporated herein by reference.

Item 3.03 – Material Modification to Rights of Security Holders.

The information required by Item 3.03 is contained in Item 2.01 and is incorporated herein by reference.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

On November 2, 2026, the Company reconvened its special meeting of Stockholders (the “Meeting”) that was previously adjourned on October 27, 2026. As of September 22, 2026, the record date, the Company had 96,642,335 shares of Common Stock outstanding and entitled to vote at the Meeting. A total of 69,815,624 shares of Common Stock were present in person or by proxy at the Meeting, representing 72.24% of all the votes entitled to be cast, which constituted a quorum to conduct business at the Meeting. Each holder of Common Stock was entitled to one vote for each share of Common Stock held of record as of the record date for the Meeting. At the Meeting, the Company submitted one matter to the vote of the stockholders. A summary of the matter voted upon by stockholders is set forth below.

Reorganization Proposal. To consider and approve the Reorganization Agreement. The proposal is described further in the Company’s joint proxy statement/prospectus as filed with the Securities and Exchange Commission (the “SEC”) on September 24, 2026, as supplemented on October 22, 2026. The proposal was approved by the votes indicated below:

For	Against	Abstain	Broker Non-Votes
62,698,368	2,608,107	4,509,149	0

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with approval by stockholders of the Company of the Reorganization, the Successor Fund filed with the SEC solicitation materials in the form of a joint proxy statement/prospectus included in an effective registration statement on Form N-14 (File No. 333-298812), which joint proxy statement/prospectus was mailed to shareholders of the Company. Information regarding the identity of potential participants in such solicitation, and their direct or indirect interests in the Company, by security holdings or otherwise, were set forth in the definitive joint proxy statement/prospectus. The proxy statement/prospectus and other relevant documents filed with the SEC contain important information about the Reorganization, the Company and the Successor Fund. Free copies of the joint proxy statement/prospectus and other documents are available on the SEC’s web site at www.sec.gov.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

2.1	Agreement and Plan of Reorganization among Carlyle Credit Solutions, Inc., New Carlyle Credit Solutions and (for the limited purposes set forth therein) Carlyle Global Credit Investment Management L.L.C., dated as of September 8, 2026 (Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed on September 9, 2026).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLYLE CREDIT SOLUTIONS, as successor by merger to Carlyle Credit Solutions, Inc.

By:	/s/ Joshua Lefkowitz
Name:	Joshua Lefkowitz
Title:	Chief Compliance Officer and Secretary

Date: November 4, 2026